Investment Options Contract Schedule

Owner:                                [John Doe]                                           Contract Number:                                           [??687456]
[Joint Owner:                                [Jane Doe]]                                           Issue Date:                                [04/15/10]
Annuitant:                                [John Doe]
Covered Person(s):                                           [John Doe]
[Jane Doe]

Allocation Guidelines:
[Currently, you can select up to [15] of the Investment Options in each Account.  We guarantee that you can select at least [5] Investment Options in each Account.  Allocations must be made in whole percentages.]

Investment Option restrictions for allocating and rebalancing the Base Account Value:
[No restrictions and no required rebalancing]
[Group 1: no more than [0]% of total Base Account Value]
[Group 2:  no more than [0]% of total Base Account Value]
[Combined Group 1 and Group 2:  no more than [0]% of total Base Account Value]
[Combined Group 1 and Group 3:  no more than [0]% of total Base Account Value]
[Combined Group 2 and Group 3:  no more than [0]% of total Base Account Value]
[Group 3:  up to [0]% of total Base Account Value]
[Group 3:  no less than [0]% of total Base Account Value]

Base Account Investment Options
Variable Account:  [Allianz Life Variable Account B]
[Investment Options
AZL BlackRock Capital Appreciation Fund	AZL Van Kampen Equity and Income Fund
AZL Columbia Mid Cap Value Fund	AZL Morgan Stanley Global Real Estate Fund
AZL Columbia Small Cap Value Fund	AZL Van Kampen Growth and Income Fund
AZL Davis NY Venture Fund	AZL Morgan Stanley International Equity Fund
AZL Dreyfus Equity Growth Fund	AZL Morgan Stanley Mid Cap Growth Fund
AZL Eaton Vance Large Cap Value Fund	BlackRock Global Allocation VI Fund
AZL Franklin Small Cap Value Fund	Franklin High Income Securities Fund
AZL Franklin Templeton Founding Strategy Plus Fund	Franklin Franklin Income Securities Funds
AZL Fusion Balanced Fund	Franklin Templeton VIP Founding Funds Allocation Fund
AZL Fusion Conservative Fund	Franklin U.S. Government Fund
AZL Fusion Growth Fund	Mutual Shares Securities Fund
AZL Fusion Moderate Fund	PIMCO VIT All Asset Portfolio
AZL Gateway Fund	PIMCO VIT CommodityRealReturn Strategy Portfolio
AZL International Index Fund	PIMCO VIT Emerging Markets Bond Portfolio
AZL JPMorgan US Equity Fund	PIMCO VIT Global Bond Portfolio (Unhedged)
AZL MFS Investors Trust Fund	PIMCO VIT Global Multi-Asset Portfolio
AZL Mid Cap Index Fund	PIMCO EqS Pathfinder World Portfolio
AZL Money Market Fund	PIMCO VIT High Yield Portfolio
AZL Invesco International Equity Fund	PIMCO VIT Real Return Portfolio
AZL Allianz AGIC Opportunity Fund	PIMCO VIT Total Return Portfolio
AZL Russell 1000 Growth Index Fund	Templeton Global Bond Securities Fund
AZL Russell 1000 Value Index Fund	Templeton Growth Securities Fund]
AZL Schroder Emerging Markets Equity Fund
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund

S40821

[Investment Option restrictions for allocating and rebalancing the Income Advantage Account Value:
[Group 1: no more than [15]% of total Income Advantage Account Value]
[Group 2:  no more than [0]% of total Income Advantage Account Value]
[Combined Group 1 and Group 2:  no more than [50]% of total Income Advantage Account Value]
[Combined Group 1 and Group 3:  no more than [0]% of total Income Advantage Account Value]
[Combined Group 2 and Group 3:  no more than [0]% of total Income Advantage Account Value]
[Group 3:  up to [0]% of total Income Advantage Account Value]
[Group 3:  no less than [50]% of total Income Advantage Account Value]]

[Income Advantage Account Investment Options
Variable Account:  [Allianz Life Variable Account B]]

[Group 1 Investment Options	Group 3 Investment Options
AZL Schroder Emerging Markets Equity Fund	AZL Money Market Fund
AZL Small Cap Stock Index Fund	Franklin High Income Securities Fund
AZL Morgan Stanley Global Real Estate Fund	Franklin U.S. Government Fund
PIMCO VIT CommodityRealReturn Strategy Portfolio	PIMCO VIT Global Bond Portfolio (Unhedged)
PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT High Yield Portfolio
PIMCO VIT Real Return Portfolio
Group 2 Investment Options	PIMCO VIT Total Return Portfolio
AZL Gateway Fund	Templeton Global Bond Securities Fund]
AZL International Index Fund
AZL Mid Cap Index Fund
AZL Russell 1000 Value Index
AZL Russell 1000 Growth Index
BlackRock Global Allocation VI Fund
PIMCO VIT Global Multi-Asset Portfolio

S40821

Contract Schedule

Owner:                                [John Doe]                                           Contract Number:                                           [??687456]
[Joint Owner:                                [Jane Doe]]                                           Issue Date:                                [04/15/10]
Annuitant:                                [John Doe]                                           Earliest Annuity Date:                                           [04/15/12]
Annuitant’s Age and                                                                                                           Latest Annuity Date:                                           [04/15/65]
Gender:	[35 Male]

Purchase Payments
Initial Purchase Payment:                                                                $[75,000]
Minimum Required Purchase Payment:                                                                           $[75,000]
Minimum Additional Purchase Payment:                                                                           $[50]
Maximum Total Purchase Payments:                                                                           $[1 million; higher amounts may be accepted with our approval]

Transfers
Number of Free Transfers Permitted:                                                                           [12] each Contract Year
Transfer Fee:                                                                $[25] for each transfer in excess of the free transfers permitted

Contract Charges
Base Account Fee:                                                                [0.30]%
Contract Maintenance Charge:                                                                $[75.00] each Contract Year
Designated Amount:                                                                $[100,000]

Withdrawals
Minimum Partial Withdrawal:                                                                $[500]
Minimum Required Value:                                                                $[2,000]

Annuity Payments
Minimum Annuity Payment:                                                                $[50]
Annuity Mortality Table:	[Annuity 2000 Mortality Table]
Minimum Annual Annuity Payment Rate:	[1]%
Assumed Investment Rate:	[5]%

S40817                                                                          3 [Base]

Guaranteed Purchase Rate Tables
Upon request, we will furnish rates for ages and guaranteed periods not shown.

Table A
Fixed Annuity Options - Guaranteed monthly annuity payments per $1,000
	Option 1		Option 2				Option 3	Option 4	Option 5
			10-year guaranteed period		20-year guaranteed period		100% joint and survivor	10-year guaranteed period
Age on Annuity Date	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	[2.08	1.97	2.08	1.97	2.07	1.97	1.84	1.84	2.00	1.92
40	2.45	2.29	2.45	2.29	2.42	2.28	2.10	2.10	2.29	2.19
50	3.02	2.78	3.00	2.77	2.92	2.73	2.49	2.49	2.70	2.57
60	3.95	3.57	3.87	3.53	3.59	3.37	3.12	3.11	3.29	3.14
70	5.66	5.03	5.28	4.83	4.24	4.13	4.22	4.20	4.18	4.00
80	8.93	8.09	7.07	6.79	4.55	4.53	6.37	6.04	5.54	5.38
90	15.24	14.64	8.36	8.30	4.59	4.59	10.68	7.98	7.66	7.5]

Table B
Variable Annuity Options - Guaranteed initial monthly annuity payment per $1,000
	Option 1		Option 2				Option 3	Option 4	Option 5
			10-year guaranteed period		20-year guaranteed period		100% joint and survivor	10-year guaranteed period
Age on Annuity Date	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	[4.52	4.42	4.51	4.42	4.49	4.41	4.30	4.30	4.49	4.41
40	4.82	4.66	4.80	4.65	4.75	4.63	4.47	4.47	4.76	4.62
50	5.33	5.07	5.28	5.05	5.15	4.98	4.76	4.76	5.18	4.99
60	6.22	5.81	6.08	5.73	5.69	5.51	5.29	5.28	5.89	5.61
70	7.97	7.26	7.39	6.95	6.22	6.13	6.32	6.28	7.08	6.70
80	11.36	10.42	9.02	8.76	6.47	6.46	8.47	8.04	9.04	8.68
90	17.82	17.20	10.15	10.10	6.51	6.51	12.84	9.81	12.15	11.90]

S40817                                                                       [3A] [Base]

Income Advantage Account [(08.10)] Contract Schedule

Owner:                                [John Doe]                                           Contract Number:                                           [??687456]
[Joint Owner:                                [Jane Doe]]                                           Issue Date:                                [04/15/10]
Annuitant:                                [John Doe]                                           Latest Birthday:                                           [81st] birthday
Covered Person(s):                                           [John Doe]                                           Latest Contribution
[Jane Doe]                                           Birthday:                                [91st] birthday
Maximum Issue Age:                                           [80]

Purchase Payments
Maximum Aggregate Income Advantage
Account Contribution:                                                                           $[1 million; higher amounts may be accepted with our approval]

Contract Charges
Income Advantage Account Fee:	[[0.95]% for single Income Advantage Payments]
[[1.10]% for joint Income Advantage Payments]
Maximum Income Advantage Account Fee:                                                                                     [1.75]%

Income Advantage Payments
Exercise Ages:	On the Benefit Election Date, all Covered Persons must be at least age [65], and no Covered Person can be age [91] or older
Payment Date Requirements:	[1st to the 28th] of a calendar month. The earliest Payment Date is the [Benefit Election Date], and the latest Payment Date is [28 days after the Benefit Election Date].
Minimum Income Advantage Payment:                                                                                     $[100]

Annual Maximum Income Advantage Payment Table
Current Ten-year U.S. Constant Maturity Treasury rate	Payment percentage
[Less than 3.50%	4%]
[3.50% to 4.99%	5%]
[5.00% to 6.49%	6%]
[6.50% and above	7%]

S40819                                                                                                                                                     [Income Adv]